UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2012

MISSION WEST PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10050 Bandley Drive Cupertino, CA		95014
(Address of principal executive offices)		(Zip Code)

(408) 725-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Sale

On November 2, 2012, Mission West Properties, Inc., a Maryland corporation (“Mission West”), and M West Holdings, L.P., a Delaware limited partnership (the “Buyer”) sponsored by Divco West and TPG Real Estate, entered into an Agreement of Purchase and Sale and Escrow Instructions (the “Sale Agreement”), pursuant to which Mission West has agreed to sell a significant portion of its assets (the “Asset Sale”) to the Buyer. The assets to be sold to the Buyer include property to be transferred to Mission West from the Operating Partnerships (as defined below) as part of the Recapitalization described below. On the closing of the Asset Sale, the Buyer will pay to Mission West approximately $400 million in cash and assume debt and other obligations totaling approximately $398 million. If the Asset Sale and the Recapitalization are approved and adopted by Mission West’s stockholders and satisfaction and/or waiver of the conditions to closing occurs, the closing of the Asset Sale is expected to take place by December 27, 2012. Completion of the Asset Sale is contingent upon the consummation of the Recapitalization.

Each of Mission West and the Buyer has made customary representations and warranties in the Sale Agreement. Completion of the Asset Sale is subject to customary closing conditions including, but not limited to, (i) approval of the Sale Agreement and the Asset Sale by Mission West’s stockholders, (ii) the absence of any order or injunction prohibiting the consummation of the Asset Sale and (iii) subject to certain materiality qualifications, the truth and correctness of each party’s representations and warranties at closing. Each party is permitted to terminate the Sale Agreement under certain circumstances as set forth in the Sale Agreement, including if the closing of the Asset Sale does not occur on or prior to December 27, 2012. However, upon termination of the Sale Agreement, Mission West may be required to pay the Buyer up to $14 million or the Buyer may be required to forfeit certain deposits of up to $20 million. In addition, under certain circumstances as set forth in the Sale Agreement, Mission West may consider other written, unsolicited transaction proposals received by Mission West prior to the special meeting at which stockholders will be asked to approve the Sale Agreement and Asset Sale, if such proposal is deemed a “superior proposal” as defined in the Sale Agreement. Mission West’s Board of Directors may also change its recommendation to stockholders if it receives a “superior proposal.” In either event, Mission West would be required to pay the Buyer $14 million and to return Buyer’s deposit.

The above description of the Sale Agreement and the Asset Sale is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is attached as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference. The Sale Agreement is not intended to modify or supplement any factual disclosures about Mission West, and should not be relied upon as disclosure about Mission West without consideration of the periodic and current reports and other information that Mission West files with the SEC. The terms of the Sale Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Sale Agreement. In particular, the representations and warranties made by the parties to each other in the Sale Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Sale Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Recapitalization

On November 2, 2012, Mission West entered into an Asset Alignment and Limited Partnership Conversion Agreement (the “Alignment and Conversion Agreement”) by and among Mission West, Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV and Mission West Properties, L.P. V (each, an “Operating Partnership,” and collectively, the “Operating Partnerships”), and a majority in interest of the limited partners (the “Limited Partners”) of the Operating Partnerships. Also on November 2, 2012, Mission West, the Operating Partnerships and a majority in interest of the Limited Partners entered into a Partnership Separation Agreement (the “Separation Agreement”). The Alignment and Conversion Agreement and the Separation Agreement are collectively referred to as the “Recapitalization Agreements.”

Prior to consummating the transactions contemplated by the Recapitalization Agreements, Mission West will remain the general partner of each of the Operating Partnerships and members of the Berg Group will continue to hold a majority of the limited partnership interests in the Operating Partnerships. The “Berg Group” consists of Carl E. Berg, Mission West’s Chief Executive Officer and Chairman of the Board, Clyde J. Berg, Kara Ann Berg, Berg & Berg Enterprises, Inc., Berg & Berg Enterprises, LLC, 1981 Kara Ann Berg Trust, West Coast Venture Capital, Inc., the Carl and Mary Ann Berg Charitable Remainder Trust, the Clyde J. Berg 2011 Charitable Remainder Trust and the Kara Ann Berg 2011 Charitable Remainder Trust.

Pursuant to the Recapitalization Agreements, certain of the real estate assets held by the Operating Partnerships will be sold among the Operating Partnerships. In addition, certain Limited Partners may elect to convert their interests in the Operating Partnerships (the “O.P. Units”) into cash, Mission West common stock, a combination thereof, or promissory notes. Upon completion of these sales and conversions, Mission West will withdraw as the general partner of each of the Operating Partnerships and with respect to any limited partnership interests it holds. In addition, certain Operating Partnerships will retain their remaining assets and liabilities with an approximate net value of $525 million and the non-converting Limited Partners will retain an ownership interest in those Operating Partnerships, of which the Berg Group will hold a majority in interest. The transactions contemplated by the Recapitalization Agreements are referred to as the “Recapitalization.”

Liquidation

Following completion of the Recapitalization and the Asset Sale, Mission West will have transferred or disposed of substantially all of its assets and intends to liquidate (the “Liquidation”) after satisfying outstanding debts and obligations, applicable taxes and related transaction costs. Mission West currently estimates these transactions will result in a distribution to stockholders (and any holders of O.P. Units that elect to redeem their O.P. Units for common stock) in the range of $9.20 to $9.28 per share in cash, although the amount ultimately distributed to stockholders may be below this range. The estimated distribution amount includes the sales proceeds, after liabilities and expenses, and the final 2012 dividend in accordance with statutory REIT distribution requirements. To the extent they continue to hold shares of Mission West common stock at the time of a distribution, members of the Berg Group will be entitled to receive the same per share distribution as the other stockholders of Mission West.

Following the Liquidation, the common stock of Mission West will cease to be listed on the NASDAQ Stock Market, LLC, and will cease to be registered under the Securities and Exchange Act of 1934, as amended.

Each of the Recapitalization, the Asset Sale and the Liquidation is subject to obtaining the requisite stockholder vote under Maryland law. In addition, the Recapitalization is subject to approval by the affirmative vote of holders of shares of common stock of Mission West entitled to cast a majority of all of the votes entitled to be cast on the transaction, disregarding shares of common stock held by the following holders: M West Holdings, L.P. and the Berg Group, and is contingent on the approval of the Sale Agreement and the Asset Sale. Pursuant to an agreement between Mr. Berg and the Buyer, so long as the Sale Agreement remains in effect, Mr. Berg has agreed to vote his shares of Mission West common stock in favor of each of these transactions. Mr. Berg owns approximately 8.8% of Mission West’s outstanding shares. In the event the stockholders do not approve each of the Recapitalization, the Asset Sale and the Liquidation at a special meeting called for these purposes, Mission West will not complete the proposed transactions.

Additional Information and Where to Find It

Mission West intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transactions described above. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding the proposed transactions and related matters. Investors and stockholders may obtain a copy of the proxy statement (when available) and other documents filed by Mission West with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Mission West are available free of charge by contacting Mission West Investor Relations in writing at 10050 Bandley Drive, Cupertino, CA 95014, or by telephone at (408) 725-0700.

Participants in Solicitation

Mission West and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the Mission West stockholders in connection with the proposed transactions described above. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transactions, and a description of their direct and indirect interests in the proposed transactions, which may differ from the interests of Mission West’s stockholders generally, will be set forth in a definitive proxy statement to be filed with the SEC in connection with the proposed transactions. Additional information regarding these individuals is included in Mission West’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended.

Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K, including, but not limited to, statements regarding distributions and dividends that may be made to the stockholders of Mission West and the timing and amounts thereof, the potential sale of assets, the anticipated timing of the closing of the Asset Sale, and any statements of assumptions underlying any of the foregoing, are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the Recapitalization, the Asset Sale or the Liquidation will not be consummated at all or in accordance with timing expectations; failure to obtain the approval of the Mission West stockholders; failure to make a distribution by year-end, if at all, and other risks detailed from time to time in the reports Mission West files with the SEC, including Mission West’s Form 10-K for the year ended December 31, 2011, as amended, and Form 10-Q for the quarter ended June 30, 2012, copies of which are available on the SEC’s website at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof. Mission West disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement of Purchase and Sale and Escrow Instructions dated as of November 2, 2012, by and between Mission West Properties, Inc. and M West Holdings, L.P.

10.1	Asset Alignment and Limited Partnership Conversion Agreement dated November 2, 2012, by and among Mission West Properties, Inc., Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV and Mission West Properties, L.P. V, and a majority in interest of the limited partners of the operating partnerships.

10.2	Partnership Separation Agreement dated November 2, 2012, by and among Mission West Properties, Inc., Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV, and Mission West Properties, L.P. V. and a majority in interest of the limited partners of the operating partnerships.

99.1	Press release dated November 2, 2012.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Mission West agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2012

MISSION WEST PROPERTIES, INC.

	By:	/s/ Carl E. Berg
Carl E. Berg
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement of Purchase and Sale and Escrow Instructions dated as of November 2, 2012, by and between Mission West Properties, Inc. and M West Holdings, L.P.

10.1	Asset Alignment and Limited Partnership Conversion Agreement dated November 2, 2012, by and among Mission West Properties, Inc., Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV and Mission West Properties, L.P. V, and a majority in interest of the limited partners of the operating partnerships.

10.2	Partnership Separation Agreement dated November 2, 2012, by and among Mission West Properties, Inc., Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, Mission West Properties, L.P. III, Mission West Properties, L.P. IV, and Mission West Properties, L.P. V. and a majority in interest of the limited partners of the operating partnerships.

99.1	Press release dated November 2, 2012.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Mission West agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.